 Exhibit 5.1

[Letterhead of Berliner, Corcoran & Rowe L.L.P.]

April 14, 2009

Acadia Realty Trust

1311 Mamaroneck Avenue, Suite 260

White Plains, New York 10605

re:	Acadia Realty Trust Offering of Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as special counsel for Acadia Realty Trust, a Maryland real estate investment trust (the “Trust”), in connection with the preparation of a (i) a prospectus supplement, dated April 14, 2009 and filed with the Securities and Exchange Commission (“Commission”) on April 14, 2009 (the “Prospectus Supplement,” which term includes filings by the Trust pursuant to the Securities Exchange Act of 1934, as amended (the “34 Act”), which are incorporated by reference in such Prospectus Supplement) as part of Registration Statement No. 333-157886 filed with the Commission (the “Registration Statement”), pursuant to which the Trust intends to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several underwriters (the “Representative”), an aggregate amount of 5,750,000 common shares (the “Shares”) of beneficial interest, par value $.001 per share, of the Trust (the “Common Shares,” of which 5,000,000 Common Shares are the “Firm Shares” and up to an additional 750,000 Common Shares are the “Option Shares” which may be issued and sold pursuant to an underwriter’s over-allotment option), in accordance with the terms of the Underwriting Agreement, dated April 14, 2009 (the “Underwriting Agreement”), by and between the Trust and Acadia Realty Limited Partnership (the “Partnership”), on the one hand, and the Representative, on the other hand. This opinion is being furnished to you as a supporting document for the Registration Statement.

In connection with our representation of the Trust, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

(i)           The Declaration of Trust of the Trust including all amendments thereto, as in effect on the date hereof ("Declaration of Trust");

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April 14, 2009

(ii)        The By-Laws of the Trust, including all amendments thereto, as in effect on the date hereof ("By-Laws");

(iii)       The Amended and Restated Limited Partnership Agreement (“Partnership Agreement”), as in effect on the date hereof, of the Partnership;

(iv)       The Resolutions of the Board of Trustees of the Trust ("Board"), adopted at a meeting of the Board of Trustees April 10, 2009, which meeting was held in accordance with the notice requirements set forth in the By-Laws and at which a quorum of Trustees was present and acting throughout which, among other things, authorized the preparation and filing of the Prospectus Supplement;

(v)        The Registration Statement, including the prospectus included therein, as filed with the SEC

(vi)        The Prospectus Supplement; and

(vii)       A Certificate of the Secretary of the Trust dated April 13, 2009.

In addition, we have obtained from public officials, officers and other representatives of the Trust and other persons such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(vii) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile, photostatic or electronic documents in pdf format, copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic copies or electronic documents in pdf format, the authenticity of the originals of such documents, and all public records reviewed or relied upon by us or on our behalf are true and complete. Without limiting the generality of the foregoing, we have relied upon the representations of the Trust as to (i) the accuracy and completeness of (a) the Declaration of Trust, (b) the By-Laws, (c) the Partnership Agreement, (d) the Registration Statement and (e) the Prospectus Supplement; and (ii) the representations of the Trust that (w) the Resolutions of the Board, dated April 10, 2009, (x) the Declaration of Trust, (y) the By-Laws of the Trust, and (z) the Partnership Agreement have not been rescinded, modified or revoked and no proceedings for the amendment, modification, or rescission of any such documents are pending or contemplated.

We have also assumed that upon issuance of the Shares, if any (a) Common Shares, (b) Common Shares which may be issued upon conversion of any debt securities or preferred

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April 14, 2009

shares of the Trust convertible into Common Shares, or (c) Common Shares which may be issued upon the conversion of any common operating partnership units issued by the Partnership, (i) the total number of Common Shares issued and outstanding will not exceed the number of Common Shares the Trust is then authorized to issue under the Declaration of Trust; and (ii) none of the Shares will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Declaration of Trust.

Based upon the assumptions, qualifications, and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that:

1.          The Trust has been duly incorporated, organized or formed and is validly existing as a statutory real estate investment trust, in good standing under the laws of the State of Maryland.

2.          The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Registration Statement and the Corporate Approvals, will be validly issued, fully paid and nonassessable.

In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

(a)         The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

(b)         The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

The opinions expressed herein are limited in all respects solely to matters governed by the internal laws of the State of Maryland, and the federal laws of the United States of America, insofar as each may be applicable. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that

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April 14, 2009

the laws of such jurisdiction are the same as the laws of the State of Maryland. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to “law” means applicable constitutions, statutes, regulations and judicial decisions. To the extent that this opinion relates to the laws of the State of Maryland, it is based upon the opinion of members of this firm who are members of the bar of that state.

This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein.

Very truly yours,

/s/Berliner, Corcoran & Rowe L.L.P.